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     Pricing Supplement No. 9L Dated June 16,1997   Rule 424(b)(2)
     (To Prospectus dated  June 9, 1997 and     File No's. 33-64261 and
     Prospectus Supplement dated  June 12, 1997)           33-49965

     THE CHASE MANHATTAN  CORPORATION


[X ] Senior Medium-Term Notes, Series C
     Due From Nine Months to Thirty Years from Date of Issue

[_]  Subordinated Medium Term Notes, Series A
     Due From Nine Months to Thirty Years from Date of Issue

     Principal Amount: $100,000,000
     Issue Price:  100%
     Commission or Discount: $30,000.00
     Proceeds to Company:   $99,970,000.00
     Agent: CHASE SECURITIES INC.

     Agent's  Capacity:   [ X ]   As agent  [  ]  As principal

                if as principal
          [  ]   The Notes are being offered at varying
prices relating to prevailing market prices at the time of
sale.
          [  ]   The Notes are being offered at a fixed
initial public offering price equal to the Issue Price ( as a percentage of Principal Amount).

          Original Issue Date: JUNE 26, 1997
          Stated Maturity:       JUNE 26, 2000

          Form:  [X ]   Book-entry    [ ] Certificated
          Currency:  U.S. Dollars

[  ]   Fixed Rate Note:
         Interest Rate:

[ X ]   Floating Rate Note:  CD [ ]  Commercial Paper Rate [ ]
Federal Funds Effective Rate [ ] LIBOR Telerate [ X]
LIBOR  Reuters [ ]  Treasury Rate [  ]  Prime Rate [  ] CMT [    ]

                Initial Interest Rate:  TO BE SET ON 6/24/97

     Interest Determination Dates:  TWO BUSINESS DAYS PRIOR
TO INTEREST PAYMENT DATE

     Interest Payment Dates:  26th or next good business day
              of every month
     Index Maturity:
     Optional Redemption :   Yes [  ]    No  [x]
     Spread (+/-):  + .02            Redemption Dates
     Spread Multiplier:                 and Prices:
     Maximum Interest Rate:
     Minimum Interest Rate: